Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Second Quarter 2023 Results
Reports Record Revenue and Raises Earnings Guidance

WESTFORD, Mass., August 1, 2023 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended July 1, 2023.

Second Quarter Financial Highlights
•Revenue increased 11% to a record $245 million
•Bookings decreased 19% to $215 million
•Operating cash flow increased 20% to $22 million
•Net income increased 14% to $30 million
•GAAP EPS increased 13% to $2.54
•Adjusted EPS increased 13% to a record $2.54
•Adjusted EBITDA increased 12% to a record $52 million and represented 21.0% of revenue
•Backlog was $363 million

Note: Percent changes above are based on comparison to the prior year period. All references to EPS are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had another well-executed quarter with record revenue, record adjusted EBITDA, and record adjusted EPS,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Record aftermarket revenue combined with strong capital business made for an excellent quarter.

“Our operations teams around the globe continued to deliver exceptional value for our customers and executed well, as shown by our improved operating leverage. Despite the macroeconomic headwinds and general slowdown in industrial activity, we achieved excellent results in the second quarter.”

Second Quarter 2023 Compared to 2022
Revenue increased 11 percent to a record $245.1 million compared to $221.6 million in 2022. Organic revenue increased 12 percent, which excludes a one percent decrease from the unfavorable effect of foreign currency translation. Gross profit margin increased to 43.5 percent compared to 43.3 percent in 2022.

GAAP and adjusted EPS both increased 13 percent to $2.54 in 2023 compared to $2.24 in 2022. Net income was $29.7 million in 2023, increasing 14 percent compared to $26.2 million in 2022. Adjusted EBITDA increased 12 percent to a record $51.6 million and represented 21.0 percent of revenue compared to $46.0 million and 20.7 percent in the prior year. Operating cash flow increased 20 percent to $22.5 million compared to $18.8 million in 2022.

Bookings decreased 19 percent to $215.2 million compared to $265.9 million in 2022. Organic bookings decreased 18 percent, which excludes a one percent decrease from the unfavorable effect of foreign currency translation.

Kadant Reports Second Quarter 2023 Results
August 1, 2023

Summary and Outlook
“We expect industrial demand to continue at current levels and with our excellent start to the year and strong backlog, we are well positioned for record performance in 2023,” Mr. Powell continued. “We are raising our revenue and earnings guidance for the full year and now expect revenue of $925 to $940 million in 2023, revised from our previous guidance of $910 to $935 million, and GAAP EPS of $9.11 to $9.31, revised from our previous guidance of $8.82 to $9.07. The 2023 guidance includes pre-tax relocation costs of $0.6 million, or $0.04 per diluted share, related to the relocation of one of our Chinese facilities. Excluding this expense, we now expect adjusted EPS of $9.15 to $9.35 in 2023, revised from our previous guidance of $8.90 to $9.15. For the third quarter of 2023, we expect revenue of $229 to $236 million, GAAP EPS of $2.15 to $2.25 and, excluding $0.04 per diluted share of relocation costs, adjusted EPS of $2.19 to $2.29.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, August 2, 2023, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI35cfc9566b7b442cac53391f6196f249 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through September 1, 2023.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue included an unfavorable foreign currency translation effect of $2.3 million in the second quarter of 2023 and $9.7 million in the first six months of 2023. Our other non-GAAP financial measures exclude impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and certain gains or losses, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

Kadant Reports Second Quarter 2023 Results
August 1, 2023

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax indemnification asset reversal of $0.2 million in 2023.
•Pre-tax relocation costs of $0.1 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax relocation costs of $0.1 million in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $8.8 million in 2023 and $6.9 million in 2022.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition costs of $0.1 million in 2022.
•Pre-tax indemnification asset reversal of $0.2 million in 2023 and $0.6 million in 2022.
•Pre-tax relocation costs of $0.1 million in 2023 and pre-tax impairment costs of $0.2 million in 2022.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition costs of $0.1 million in 2022.
•After-tax relocation costs of $0.1 million in 2023 and after-tax impairment costs of $0.1 million ($0.2 million net of tax of $0.1 million) in 2022.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $13.2 million in 2023 and $9.8 million in 2022.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Second Quarter 2023 Results
August 1, 2023

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenue	$245,053	$221,649	$474,811	$448,129
Costs and Operating Expenses:
Cost of revenue	138,503	125,611	266,215	253,880
Selling, general, and administrative expenses	59,990	55,319	118,552	114,487
Research and development expenses	3,408	3,251	6,778	6,329
Gain on sale and other costs, net (b)	74	—	74	(20,008)
	201,975	184,181	391,619	354,688
Operating Income	43,078	37,468	83,192	93,441
Interest Income	316	277	615	379
Interest Expense	(2,245)	(1,366)	(4,615)	(2,600)
Other Expense, Net	(21)	(19)	(42)	(41)
Income Before Provision for Income Taxes	41,128	36,360	79,150	91,179
Provision for Income Taxes	11,182	9,951	20,945	23,329
Net Income	29,946	26,409	58,205	67,850
Net Income Attributable to Noncontrolling Interest	(212)	(239)	(396)	(488)
Net Income Attributable to Kadant	$29,734	$26,170	$57,809	$67,362

Earnings per Share Attributable to Kadant:
Basic	$2.54	$2.24	$4.94	$5.78
Diluted	$2.54	$2.24	$4.94	$5.77

Weighted Average Shares:
Basic	11,704	11,660	11,693	11,645
Diluted	11,723	11,689	11,709	11,672

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	July 1, 2023	July 1, 2023	July 2, 2022	July 2, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$29,734	$2.54	$26,170	$2.24
Adjustment for the Following, Net of Tax:
Other Costs	56	—	—	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$29,790	$2.54	$26,170	$2.24

	Six Months Ended		Six Months Ended
	July 1, 2023	July 1, 2023	July 2, 2022	July 2, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$57,809	$4.94	$67,362	$5.77
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	—	—	(15,143)	(1.30)
Acquisition Costs	—	—	59	0.01
Other Costs	56	—	135	0.01
Acquired Profit in Inventory and Backlog Amortization (c,d)	—	—	387	0.03
Adjusted Net Income and Adjusted Diluted EPS (a)	$57,865	$4.94	$52,800	$4.52
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Kadant Reports Second Quarter 2023 Results
August 1, 2023

	Three Months Ended			Increase Excluding FX (a,e)
Revenue by Segment	July 1, 2023	July 2, 2022	Increase
Flow Control	$95,729	$85,220	$10,509	$10,756
Industrial Processing	89,967	84,402	5,565	7,888
Material Handling	59,357	52,027	7,330	7,092
	$245,053	$221,649	$23,404	$25,736

Percentage of Parts and Consumables Revenue	62%	66%

	Six Months Ended		Increase (Decrease)	Increase Excluding FX (a,e)
	July 1, 2023	July 2, 2022
Flow Control	$185,250	$171,046	$14,204	$17,006
Industrial Processing	173,509	177,487	(3,978)	2,168
Material Handling	116,052	99,596	16,456	17,232
	$474,811	$448,129	$26,682	$36,406

Percentage of Parts and Consumables Revenue	64%	65%

	Three Months Ended		Decrease	Decrease Excluding FX (e)
Bookings by Segment	July 1, 2023	July 2, 2022
Flow Control	$88,301	$97,347	$(9,046)	$(9,019)
Industrial Processing	79,291	109,883	(30,592)	(28,753)
Material Handling	47,635	58,675	(11,040)	(11,261)
	$215,227	$265,905	$(50,678)	$(49,033)

Percentage of Parts and Consumables Bookings	69%	59%

	Six Months Ended		Increase (Decrease)	Increase (Decrease) Excluding FX (e)
	July 1, 2023	July 2, 2022
Flow Control	$192,857	$197,458	$(4,601)	$(1,463)
Industrial Processing	175,565	216,227	(40,662)	(33,935)
Material Handling	121,324	118,315	3,009	4,002
	$489,746	$532,000	$(42,254)	$(31,396)

Percentage of Parts and Consumables Bookings	64%	59%

	Three Months Ended		Six Months Ended
Business Segment Information	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Gross Profit Margin:
Flow Control	51.4%	52.8%	52.3%	52.6%
Industrial Processing	39.5%	38.4%	40.0%	38.5%
Material Handling	36.8%	35.9%	36.4%	36.1%
Consolidated	43.5%	43.3%	43.9%	43.3%

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Kadant Reports Second Quarter 2023 Results
August 1, 2023

	Three Months Ended		Six Months Ended
Business Segment Information (continued)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Operating Income:
Flow Control	$25,821	$22,707	$50,010	$44,432
Industrial Processing (b)	16,978	15,285	32,945	53,444
Material Handling	10,374	8,701	19,661	14,545
Corporate	(10,095)	(9,225)	(19,424)	(18,980)
	$43,078	$37,468	$83,192	$93,441

Adjusted Operating Income (a,f):
Flow Control	$25,821	$22,707	$50,010	$44,276
Industrial Processing	17,052	15,285	33,019	34,011
Material Handling	10,551	8,701	19,838	15,262
Corporate	(10,095)	(9,225)	(19,424)	(18,980)
	$43,329	$37,468	$83,443	$74,569

Capital Expenditures:
Flow Control	$1,290	$1,031	$2,694	$1,556
Industrial Processing (h)	6,129	5,073	8,708	7,025
Material Handling	1,358	843	1,820	1,227
Corporate	—	—	24	7
	$8,777	$6,947	$13,246	$9,815

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Operating Cash Flow	$22,478	$18,797	$59,344	$42,565
Less: Capital Expenditures (h)	(8,777)	(6,947)	(13,246)	(9,815)
Free Cash Flow (a)	$13,701	$11,850	$46,098	$32,750

Depreciation and Amortization Expense	$8,237	$8,486	$16,683	$17,931

Balance Sheet Data	July 1, 2023	December 31, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$70,195	$79,725
Accounts Receivable, net	135,633	130,297
Inventories	176,380	163,672
Contract Assets	11,986	14,898
Property, Plant, and Equipment, net	125,875	118,855
Intangible Assets	167,327	175,645
Goodwill	388,802	385,455
Other Assets	85,224	81,334
	$1,161,422	$1,149,881
Liabilities and Stockholders' Equity
Accounts Payable	$48,911	$58,060
Debt Obligations	155,116	199,219
Other Borrowings	1,757	1,942
Other Liabilities	242,613	235,089
Total Liabilities	448,397	494,310
Stockholders' Equity	713,025	655,571
	$1,161,422	$1,149,881
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Kadant Reports Second Quarter 2023 Results
August 1, 2023

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Consolidated
Net Income Attributable to Kadant	$29,734	$26,170	$57,809	$67,362
Net Income Attributable to Noncontrolling Interest	212	239	396	488
Provision for Income Taxes	11,182	9,951	20,945	23,329
Interest Expense, Net	1,929	1,089	4,000	2,221
Other Expense, Net	21	19	42	41
Operating Income	43,078	37,468	83,192	93,441
Gain on Sale (b)	—	—	—	(20,190)
Acquisition Costs	—	—	—	76
Indemnification Asset Reversals (g)	177	—	177	575
Other Costs	74	—	74	182
Acquired Backlog Amortization (c)	—	—	—	703
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	43,329	37,468	83,443	74,569
Depreciation and Amortization	8,237	8,486	16,683	17,228
Adjusted EBITDA (a)	$51,566	$45,954	$100,126	$91,797
Adjusted EBITDA Margin (a,i)	21.0%	20.7%	21.1%	20.5%

Flow Control
Operating Income	$25,821	$22,707	$50,010	$44,432
Acquisition Costs	—	—	—	62
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	25,821	22,707	50,010	44,276
Depreciation and Amortization	2,229	2,297	4,508	4,644
Adjusted EBITDA (a)	$28,050	$25,004	$54,518	$48,920
Adjusted EBITDA Margin (a,i)	29.3%	29.3%	29.4%	28.6%

Industrial Processing
Operating Income	$16,978	$15,285	$32,945	$53,444
Gain on Sale (b)	—	—	—	(20,190)
Indemnification Asset Reversal (g)	—	—	—	575
Other Costs	74	—	74	182
Adjusted Operating Income (a)	17,052	15,285	33,019	34,011
Depreciation and Amortization	2,945	3,080	5,917	6,354
Adjusted EBITDA (a)	$19,997	$18,365	$38,936	$40,365
Adjusted EBITDA Margin (a,i)	22.2%	21.8%	22.4%	22.7%

Material Handling
Operating Income	$10,374	$8,701	$19,661	$14,545
Acquisition Costs	—	—	—	14
Indemnification Asset Reversal (g)	177	—	177	—
Acquired Backlog Amortization (c)	—	—	—	703
Adjusted Operating Income (a)	10,551	8,701	19,838	15,262
Depreciation and Amortization	3,044	3,083	6,220	6,179
Adjusted EBITDA (a)	$13,595	$11,784	$26,058	$21,441
Adjusted EBITDA Margin (a,i)	22.9%	22.6%	22.5%	21.5%

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Kadant Reports Second Quarter 2023 Results
August 1, 2023

		Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Corporate
	Operating Loss	$(10,095)	$(9,225)	$(19,424)	$(18,980)
	Depreciation and Amortization	19	26	38	51
	EBITDA (a)	$(10,076)	$(9,199)	$(19,386)	$(18,929)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million pre-tax gain on the sale of a manufacturing facility in China in the six months ended July 2, 2022 in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents indemnification asset reversals related to the release of tax reserves associated with uncertain tax positions.

(h)	Includes $3.1 million and $3.3 million in the three and six months ended July 1, 2023, respectively, and $3.1 million and $3.2 million in the three and six months ended July 2, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,100 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics and pandemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key
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Kadant Reports Second Quarter 2023 Results
August 1, 2023

personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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